Filed pursuant to Rule 433

Registration No. 333-194090

Issuer Free Writing Prospectus dated September 13, 2016

Relating to Preliminary Prospectus Supplement dated September 13, 2016

PRICING TERM SHEET

Floating Rate Notes due September 20, 2019

Issuer:	Cisco Systems, Inc.
Ticker:	CSCO
Expected Ratings (Moody’s / S&P)*:	A1/AA-
Security Type:	SEC Registered
Principal Amount:	$500,000,000
Maturity Date:	September 20, 2019
Coupon:	Three-month LIBOR + 34 bps
Interest Rate Spread:	+ 34 bps
Interest Reset Dates:	March 20, June 20, September 20 and December 20, commencing on December 20, 2016
Interest Determination Dates:	Two London Business Days prior to the Interest Reset Dates
Day Count Convention:	Actual/360
Business Day Convention:	Modified Following, Adjusted
Public Offering Price:	100% of the Principal Amount
Denominations:	$2,000 and any multiple of $1,000 above that amount
CUSIP/ISIN:	17275R BK7 / US17275RBK77
Trade Date:	September 13, 2016
Settlement Date**:	September 20, 2016 (T+5)
Interest Payment Dates:	March 20, June 20, September 20 and December 20, commencing on December 20, 2016
Redemption:	The Floating Rate Notes due September 20, 2019 are not redeemable
Joint Book-Running Managers:

Citigroup Global Markets Inc.

HSBC Securities (USA) Inc.

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

                   Incorporated

Morgan Stanley & Co. LLC

Deutsche Bank Securities Inc.

Goldman, Sachs & Co.

Wells Fargo Securities, LLC

Senior Co-Managers:	Barclays Capital Inc. BB&T Capital Markets, a division of BB&T Securities, LLC BNP Paribas Securities Corp. Credit Suisse Securities (USA) LLC Lloyds Securities Inc. RBC Capital Markets, LLC
Co-Manager:	Academy Securities Inc.

1.400% Senior Notes due 2019

Issuer:	Cisco Systems, Inc.
Ticker:	CSCO
Expected Ratings (Moody’s / S&P)*:	A1/AA-
Security Type:	SEC Registered
Principal Amount:	$1,500,000,000
Maturity Date:	September 20, 2019
Coupon:	1.400%
Day Count Convention:	30/360
Business Day Convention:	Following, Unadjusted
Public Offering Price:	99.889% of the Principal Amount
Benchmark Treasury:	0.750% due August 15, 2019
Benchmark Treasury Price / Yield:	99-14 3⁄4 / 0.938%
Spread to Benchmark Treasury:	+ 50 bps
Yield to Maturity:	1.438%
Denominations:	$2,000 and any multiple of $1,000 above that amount
CUSIP/ISIN:	17275R BG6 / US17275RBG65
Trade Date:	September 13, 2016
Settlement Date**:	September 20, 2016 (T+5)
Interest Payment Dates:	March 20 and September 20 commencing on March 20, 2017
Make-Whole:	At any time, or from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on such notes, discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to T+ 10 bps
Joint Book-Running Managers:

Citigroup Global Markets Inc.

HSBC Securities (USA) Inc.

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

                   Incorporated

Morgan Stanley & Co. LLC

Deutsche Bank Securities Inc.

Goldman, Sachs & Co.

Wells Fargo Securities, LLC

Senior Co-Managers:	Barclays Capital Inc. BB&T Capital Markets, a division of BB&T Securities, LLC BNP Paribas Securities Corp. Credit Suisse Securities (USA) LLC Lloyds Securities Inc. RBC Capital Markets, LLC
Co-Manager:	Academy Securities Inc.

1.850% Senior Notes due 2021

Issuer:	Cisco Systems, Inc.
Ticker:	CSCO
Expected Ratings (Moody’s / S&P)*:	A1/AA-
Security Type:	SEC Registered
Principal Amount:	$2,000,000,000
Maturity Date:	September 20, 2021
Coupon:	1.850%
Day Count Convention:	30/360
Business Day Convention:	Following, Unadjusted
Public Offering Price:	99.986% of the Principal Amount
Benchmark Treasury:	1.125% due August 31, 2021
Benchmark Treasury Price / Yield:	99-16 1⁄4 / 1.228%
Spread to Benchmark Treasury:	+ 62.5 bps
Yield to Maturity:	1.853%
Denominations:	$2,000 and any multiple of $1,000 above that amount
CUSIP/ISIN:	17275RBJ0 / US17275RBJ05
Trade Date:	September 13, 2016
Settlement Date**:	September 20, 2016 (T+5)
Interest Payment Dates:	March 20 and September 20 commencing on March 20, 2017
Make-Whole:	At any time, or from time to time, prior to the date that is one month prior to the Maturity Date, at a redemption price equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on such notes, discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to T+ 10 bps
Par Call:	On or after the date that is one month prior to the Maturity Date, at a redemption price equal to 100% of the principal amount of the notes being redeemed
Joint Book-Running Managers:

Citigroup Global Markets Inc.

HSBC Securities (USA) Inc.

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

                   Incorporated

Morgan Stanley & Co. LLC

Deutsche Bank Securities Inc.

Goldman, Sachs & Co.

Wells Fargo Securities, LLC

Senior Co-Managers:	Barclays Capital Inc. BB&T Capital Markets, a division of BB&T Securities, LLC BNP Paribas Securities Corp. Credit Suisse Securities (USA) LLC Lloyds Securities Inc. RBC Capital Markets, LLC
Co-Manager:	Academy Securities Inc.

2.200% Senior Notes due 2023

Issuer:	Cisco Systems, Inc.
Ticker:	CSCO
Expected Ratings (Moody’s / S&P)*:	A1/AA-
Security Type:	SEC Registered
Principal Amount:	$750,000,000
Maturity Date:	September 20, 2023
Coupon:	2.200%
Day Count Convention:	30/360
Business Day Convention:	Following, Unadjusted
Public Offering Price:	99.794% of the Principal Amount
Benchmark Treasury:	1.375% due August 31, 2023
Benchmark Treasury Price / Yield:	98-31 / 1.532%
Spread to Benchmark Treasury:	+ 70 bps
Yield to Maturity:	2.232%
Denominations:	$2,000 and any multiple of $1,000 above that amount
CUSIP/ISIN:	17275R BH4 / US17275RBH49
Trade Date:	September 13, 2016
Settlement Date**:	September 20, 2016 (T+5)
Interest Payment Dates:	March 20 and September 20 commencing on March 20, 2017
Make-Whole:	At any time, or from time to time, prior to the date that is two months prior to the Maturity Date, at a redemption price equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on such notes, discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to T+12.5 bps
Par Call:	On or after the date that is two months prior to the Maturity Date, at a redemption price equal to 100% of the principal amount of the notes being redeemed
Joint Book-Running Managers:

Citigroup Global Markets Inc.

HSBC Securities (USA) Inc.

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

                   Incorporated

Morgan Stanley & Co. LLC

Deutsche Bank Securities Inc.

Goldman, Sachs & Co.

Wells Fargo Securities, LLC

Senior Co-Managers:	Barclays Capital Inc. BB&T Capital Markets, a division of BB&T Securities, LLC BNP Paribas Securities Corp. Credit Suisse Securities (USA) LLC Lloyds Securities Inc. RBC Capital Markets, LLC
Co-Manager:	Academy Securities Inc.

2.500% Senior Notes due 2026

Issuer:	Cisco Systems, Inc.
Ticker:	CSCO
Expected Ratings (Moody’s / S&P)*:	A1/AA-
Security Type:	SEC Registered
Principal Amount:	$1,500,000,000
Maturity Date:	September 20, 2026
Coupon:	2.500%
Day Count Convention:	30/360
Business Day Convention:	Following, Unadjusted
Public Offering Price:	99.912% of the Principal Amount
Benchmark Treasury:	1.500% due August 15, 2026
Benchmark Treasury Price / Yield:	98-03 / 1.710%
Spread to Benchmark Treasury:	+ 80 bps
Yield to Maturity:	2.510%
Denominations:	$2,000 and any multiple of $1,000 above that amount
CUSIP/ISIN:	17275R BL5 / US17275RBL50
Trade Date:	September 13, 2016
Settlement Date**:	September 20, 2016 (T+5)
Interest Payment Dates:	March 20 and September 20 commencing on March 20, 2017
Make-Whole:	At any time, or from time to time, prior to the date that is three months prior to the Maturity Date, at a redemption price equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on such notes, discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to T+12.5 bps
Par Call:	On or after the date that is three months prior to the Maturity Date, at a redemption price equal to 100% of the principal amount of the notes being redeemed
Joint Book-Running Managers:

Citigroup Global Markets Inc.

HSBC Securities (USA) Inc.

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

                   Incorporated

Morgan Stanley & Co. LLC

Deutsche Bank Securities Inc.

Goldman, Sachs & Co.

Wells Fargo Securities, LLC

Senior Co-Managers:	Barclays Capital Inc. BB&T Capital Markets, a division of BB&T Securities, LLC BNP Paribas Securities Corp. Credit Suisse Securities (USA) LLC Lloyds Securities Inc. RBC Capital Markets, LLC
Co-Manager:	Academy Securities Inc.

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

**Under Rule 15c6-1 of the Exchange Act, trades in the secondary market are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (i) Citigroup Global Markets Inc. toll-free at 1-800-831-9146, (ii) HSBC Securities (USA) Inc. toll-free at 1-866-811-8049, (iii) J.P. Morgan Securities LLC collect at 1-212-834-4533, (iv) Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322 and (v) Morgan Stanley & Co. LLC. toll-free at 1-866-718-1649.